Exhibit 99.1

Turtle Beach Provides Update on its Review of Strategic Alternatives

Will Maintain Focus on Driving Value for Stockholders as a Standalone Business

WHITE PLAINS, N.Y – August 8, 2022 – Leading gaming accessory maker Turtle Beach Corporation (Nasdaq: HEAR) (“Turtle Beach” or the “Company”) today provided an update regarding its previously announced review of strategic alternatives.

Over the course of the review, the Board’s Strategic Committee (the “Strategic Committee”), in consultation with its financial and legal advisors, engaged in a proactive process to evaluate strategic opportunities, focused on a sale of the Company. As part of the review, the Strategic Committee, through its financial advisor, Bank of America, contacted and held discussions with 109 parties, which included strategic and financial parties. The Strategic Committee received robust interest from multiple strategic parties, however, due to a number of factors including current market dynamics, the challenging financing environment, inflation affecting consumer discretionary spending and ongoing integrations of prior acquisitions, these parties were ultimately not in a position to move forward with an acquisition at this time. Furthermore, while several financial parties submitted preliminary indications of interest to acquire the Company, in light of factors including current market dynamics and the challenging financing environment, those parties declined to move forward in the process. Therefore, the Strategic Committee has determined to conclude the proactive outreach to potential buyers. Nevertheless, the Strategic Committee will continue to evaluate strategic opportunities consistent with the Strategic Committee’s charter.

“Through the duration of our extensive process, the Board and Strategic Committee were singularly focused on maximizing value for Turtle Beach stockholders,” said Mr. William Keitel, Chair of the Strategic Committee. “We have conducted a robust and exhaustive review of strategic alternatives, focused on a potential sale of the Company, contacting over 100 potential acquirors, but these parties were not able to make a proposal that would deliver value to our stockholders due to a convergence of external factors, including macro-economic challenges related to supply chain constraints, inflationary concerns and a challenging consumer spending environment. As a result, we ultimately determined to stop proactive outreach to potential buyers but will continue to consider opportunities consistent with the Strategic Committee’s charter. We continue to believe in the strong prospects for Turtle Beach in the large gaming market in which we operate and we remain focused on driving value for stockholders as a standalone business.”

Brian Stech, a member of the Board’s Strategic Committee, added, “Turtle Beach is an award-winning  pioneer and  industry leader with strong market share and brand awareness. My time on the Board has given me confidence that the Company remains well positioned for success and value creation once market conditions improve. I look forward to continuing to work with management and the rest of the Board to oversee the continued execution of the Company’s strategic plan.”

Second Quarter 2022 Financial Results

In a separate press release, Turtle Beach today announced its second quarter 2022 financial results, which are available on the “Investor Relations” section of the Turtle Beach website. The Company will hold a conference call today, August 8, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its second quarter 2022 results.

Advisors
BofA Securities, Inc. is serving as financial advisor to Turtle Beach and Orrick, Herrington & Sutcliffe LLP are serving as legal counsel to Turtle Beach.

Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business, including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

About Turtle Beach Corporation
Turtle Beach Corporation (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing high-quality, comfort-driven headsets for all gamers. Innovation, first-to-market features, a broad range of products, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. In 2021, Turtle Beach expanded the best-selling brand beyond headsets and successfully launched the first of its groundbreaking game controllers and gaming simulation accessories. Turtle Beach’s ROCCAT brand (www.roccat.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products, including award-winning keyboards, mice, headsets, mousepads, and other PC accessories. Turtle Beach’s Neat Microphones brand (www.neatmic.com) creates high-quality USB and analog microphones for gamers, streamers, professionals and students that embrace cutting-edge technology and design. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Contacts

For Investor Information, Contact:
Cody Slach or Alex Thompson
Gateway Investor Relations
On Behalf of Turtle Beach
949.574.3860
HEAR@gatewayir.com

For Media Information, Contact:
MacLean Marshall
Sr. Director – PR/Communications
Turtle Beach Corp.
858.914.5093
maclean.marshall@turtlebeach.com

Joele Frank, Wilkinson Brimmer Katcher
Jed Repko / Nick Lamplough
212.355.4449

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